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                                                                     Exhibit 21

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant

                            As of December 31, 2001


The following list includes subsidiaries of Nationwide Financial Services, Inc. Subsidiaries of subsidiaries are indicated by indentations. All subsidiaries are wholly owned unless otherwise indicated.

                                                                                  State of
                                                                              Incorporation or
Subsidiary                                                                      Organization
---------------------------------------------------------------------       ----------------------
Nationwide Life Insurance Company                                           Ohio
  Nationwide Life and Annuity Insurance Company                             Ohio
  Nationwide Securities, Inc.                                               Ohio
  Nationwide Investment Services Corporation                                Oklahoma
  Nationwide Financial Assignment Company                                   Ohio
  Nationwide Community Development Corporation, LLC (67% owned)             Ohio
  Nationwide Properties, Ltd. (98% owned)                                   Ohio
  Nationwide Realty Investors, Ltd. (16% owned)                             Ohio
  Nationwide Affordable Housing, LLC (45% owned)                            Ohio
Nationwide Financial Services Capital Trust                                 Delaware
Gartmore Global Investments, Inc. (94% owned)                               Delaware
  Gartmore Morley Financial Services, Inc.                                  Oregon
    Gartmore Morley & Associates, Inc.                                      Oregon
    Gartmore Morley Capital Management, Inc.                                Oregon
    Gartmore Trust Company                                                  Oregon
  Gartmore SA Capital Trust                                                 Delaware
    Gartmore Investor Services, Inc.                                        Ohio
    Gartmore Distribution Services, Inc.                                    Delaware
    Corviant Corporation                                                    Delaware
      Villanova Securities, LLC                                             Delaware
  Gartmore Mutual Fund Capital Trust                                        Delaware
  Northpointe Capital, LLC (65% owned)                                      Delaware
Nationwide Financial Services (Bermuda), Inc.                               Bermuda
Nationwide Trust Company, FSB                                               Federal Incorporation
Nationwide Financial Services Capital Trust II                              Delaware
NFS Distributors, Inc.                                                      Delaware
  Nationwide Retirement Solutions, Inc.                                     Delaware
    Nationwide Retirement Solutions, Inc. of Alabama                        Alabama
    Nationwide Retirement Solutions, Inc. of Arizona                        Arizona
    Nationwide Retirement Solutions, Inc. of Arkansas                       Arkansas
    Nationwide Retirement Solutions Insurance Agency, Inc.                  Massachusetts
    Nationwide Retirement Solutions, Inc. of Montana                        Montana
    Nationwide Retirement Solutions, Inc. of Nevada                         Nevada
    Nationwide Retirement Solutions, Inc. of New Mexico                     New Mexico
    Nationwide Retirement Solutions, Inc. of South Dakota                   South Dakota
    Nationwide Retirement Solutions, Inc. of Wyoming                        Wyoming
  Nationwide Financial Institution Distributors Agency, Inc.                Delaware
    Affiliate Agency, Inc.                                                  Delaware
    Affiliate Agency of Ohio, Inc.                                          Ohio
    Financial Horizons Distributors Agency of Alabama, Inc.                 Alabama
    Landmark Financial Services of New York, Inc.                           New York

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
                                                                                                        State of
                                                                                                    Incorporation or
Subsidiary                                                                                            Organization
-----------------------------------------------------------------------------------------           ---------------
    Financial Horizons Securities Corporation                                                       Oklahoma
    Nationwide Financial Institution Distributors Insurance Agency, Inc. of Massachusetts           Massachusetts
    Nationwide Financial Institution Distributors Insurance Agency, Inc. of New Mexico              New Mexico
  National Deferred Compensation, Inc.                                                              Ohio
  The 401(k) Companies, Inc. (90% owned)                                                            Texas
    401(k) Investment Services, Inc.                                                                Texas
    401(k) Investment Advisors, Inc.                                                                Texas
    The 401(k) Company                                                                              Texas
  Nationwide Retirement Plan Services, Inc. (100% Class B)                                          Ohio
Pension Associates, Inc.                                                                            Wisconsin
Nationwide Retirement Plan Services, Inc. (100% Class A)                                            Ohio
Eagle Acquisition Corporation                                                                       Pennsylvania

All business operations of Nationwide Financial Services, Inc. and all of its subsidiaries are conducted using each company's legally registered name.